SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 10, 2002

COMPUTER NETWORK TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-139944	41-1356476

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Nathan Lane North, Minneapolis, MN 55442
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (763) 268-6000

                                            Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 Change of Control Agreement-Thomas Hudson
EX-10.2 Change of Control Agreement-Gregory Barnum

Item 5. Other Events.

Adoption of Change of Control Agreements

     On July 10, 2002, Thomas G. Hudson, the Chairman, President and Chief Executive Officer of CNT, and Gregory T. Barnum, CNT’s Vice President of Finance, Chief Financial Officer and Corporate Secretary entered into Change of Control Agreements with CNT dated as of July 1, 2002. With respect to Mr. Hudson, his Change of Control Agreement amends certain terms of Mr. Hudson’s Employment Agreement. Mr. Hudson’s Change of Control Agreement is attached as Exhibit 10.1 and Mr. Barnum’s Change of Control Agreement is attached as Exhibit 10.2. These agreements generally provide for the acceleration of the vesting of options previously granted to such individuals following a change of control if the individual is terminated without cause or if there is a substantial change in circumstances. Generally, a change in circumstance includes a demotion or a substantial change in the terms of employment, including duties, a reduction in base salary, forced relocation or a substantial reduction in benefits, subject to certain exceptions. Reference is made to Exhibits 10.1 and 10.2 for a complete description of such agreements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     10.1 Change of Control Agreement dated as of July 1, 2002, between Computer Network Technology Corporation and Thomas G. Hudson.

     10.2 Change of Control Agreement dated as of July 1, 2002, between Computer Network Technology Corporation and Gregory T. Barnum.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2002	COMPUTER NETWORK TECHNOLOGY CORPORATION

	By	/s/ Gregory T. Barnum

Gregory T. Barnum Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT	PAGE NUMBER

10.1	Change of Control Agreement dated as of July 1, 2002, between Computer Network Technology Corporation and Thomas G. Hudson.

10.2	Change of Control Agreement dated as of July 1, 2002, between Computer Network Technology Corporation and Gregory T. Barnum.